SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549


FORM 8-K

--------------------

CURRENT REPORT

                               PURSUANT TO SECTION 13 OR 15(D)
                               OF THE
SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of Earliest Event Reported): May 17, 1999



 MARINE SHUTTLE OPERATIONS INC.
----------------------------------------------------------------
(Exact name of registrant as specified in its charter)






NEVADA                                              0-29796

          91-1913992
----------------------------          ----------------------------

---------------------------
(State of Incorporation)          (Commission File No.)

 (I.R.S. Employer
                                 Identification No.)


4410 MONTROSE BOULEVARD
HOUSTON, TEXAS

          77006
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          -----------
(Address of principal executive offices)

          (Zip Code)



(713) 529-7498
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(Registrant's telephone number, including area code)




ITEM 4.CHANGES IN REGISTRANT'S CERTIFYING
ACCOUNTANT

(a)       Former independent accountants.

          (i) On May 17, 1999, Marine Shuttle Operations Inc. (the "Registrant") discontinued the services of Deloitte & Touche, L.L.P ("Deloitte & Touche") as its independent accountants. The decision to discontinue the services of Deloitte & Touche was approved by the Registrant's Board of Directors upon the recommendation of the Registrant's Audit Committee.

          (ii) During the Registrant's two most recent fiscal years and through May 17, 1999, there have been no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure or any reportable events.

          (iii) Deloitte & Touche has reported on the Registrant's financial statements for the period from inception, May 23, 1997, to December 31, 1997 and the year ended December 31, 1998. The report of Deloitte & Touche contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting principles. The report for the period from the date of inception, May 23, 1997, to December 31, 1997 and the year ended December 31,
                     1998 included an explanatory paragraph stating that the consolidated financial statements of the Registrant were prepared assuming that the Registrant would continue as a going concern and that the ability of the Registrant to continue as a going concern is dependent on the ability of the Registrant to obtain financing.

          (iv) The Registrant has provided Deloitte & Touche with a copy of this disclosure and has requested that Deloitte & Touche furnish the Registrant with a letter addressed to the SEC stating whether it agrees with the above statements. The letter from Deloitte & Touche was not available at the time this Report was filed.

ITEM 7.   FINANCIAL STATEMENTS, PROFORMA FINANCIAL
INFORMATION AND                EXHIBITS

(c)       Exhibits

          The letter from the Registrant's former accountant will be filed under cover of a form 8-K/A within two business days of its receipt by the Registrant.


SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                               MARINE SHUTTLE OPERATIONS INC.


Date: May 24, 1999             By:    /s/ Franz Eder
                                        Franz Eder, President

Date: May 24, 1999             By: /s/ George Wilfred Norman Wareham
                                   George Wilfred Norman Wareham,
                                   Chief Financial Officer